CANADIAN UNDERWRITING AGREEMENT

May 9, 2002


Echo Bay Mines Ltd.
Suite 1210 Manulife Place
10180 - 101 Street
Edmonton, Alberta
T5J 3S4

Attention:  Mr. Robert Leclerc, Chairman and Chief Executive Officer

Dear Sir:

     Based upon and subject to the terms and conditions set out below, BMO Nesbitt Burns Inc. (the "Lead Manager") and National Bank Financial Inc. (together with the Lead Manager, collectively, the "Canadian Underwriters" and, individually, a "Canadian Underwriter") hereby severally and not jointly, in their respective percentages set out below, offer to purchase from Echo Bay Mines Ltd. (the "Corporation"), and by its acceptance of the offer constituted by this letter, the Corporation agrees to issue and sell to the Canadian Underwriters, at the Time of Closing (as hereinafter defined), 29,600,000 units (collectively, the "Units" and individually, a "Unit") of the Corporation (the "Offered Securities"), each Unit consisting of one (1) common share (a "Common Share") of the Corporation and one (1) common share purchase warrant exercisable at a price per Common Share of U.S.$0.90 until November 14, 2003 (each whole warrant, a "Warrant"), at an offering price of $1.098 per Unit for aggregate gross proceeds of $32,500,800. The offering of the Offered Securities by the Corporation is hereinafter referred to as the "Offering".

     The Corporation hereby grants to the Canadian Underwriters (in accordance with the percentages set forth in Section 16) a one time non-assignable option (the "Canadian Underwriters' Option") to purchase severally and not jointly up to 4,440,000 additional Units (the "Additional Units") upon the terms and conditions set forth herein only for the purpose of covering over-allotments made in connection with the sale of the Offered Securities. The Canadian Underwriters' Option shall be exercisable, in whole or in part, by the Lead Manager giving notice to the Corporation not later than the earlier of (x) 30 days following the Time of Closing (as defined herein) and (y) the date upon which the U.S. Underwriters exercise the U.S. Underwriting Option (as defined therein) pursuant to the U.S. Underwriting Agreement, any such notice to specify the number of Additional Units to be purchased and the closing date with respect to such purchase (which closing shall be no later than five full business days after written notice of election to purchase Additional Units under the Canadian Underwriters' Option is given.) Pursuant to such notice, the Canadian Underwriters shall purchase and the Corporation shall issue and sell the number of Additional Units indicated in such notice, in accordance with the provisions of Section 11 hereof. In this Canadian Underwriting


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                                     -2-

Agreement, the Offered Securities, and to the extent that the Canadian Underwriters' Option is exercised, the Additional Units, are collectively called the "Securities".

     This offer is conditional upon, among other things, the Corporation having prepared and filed and obtained receipts for a preliminary short form prospectus and a (final) short form prospectus in respect of the Securities with and from the securities regulatory authorities in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Newfoundland and Labrador, Nova Scotia and Prince Edward Island (the "Qualifying Provinces"), pursuant to the Short Form Prospectus System established under National Instrument 44-101 of the Canadian Securities Administrators (the "POP System"), qualifying the distribution by the Corporation of the Securities to purchasers resident in such provinces.

     The Corporation shall pay to the Lead Manager, on behalf of the Canadian Underwriters, a fee (the "Underwriting Fee") at the Time of Closing equal to $0.0549 per Offered Security sold pursuant to the terms of this Canadian Underwriting Agreement (being 5% of the issue price per Offered Security) in consideration of the services to be rendered by the Canadian Underwriters in connection with the Offering. Such services shall include, without limitation:
(i) acting as financial advisors to the Corporation in the preparation of documentation relating to the sale of the Securities; (ii) forming and managing banking, selling and other groups for the sale of the Securities;
(iii) distributing the Securities to the public both directly and through other registered dealers and brokers; (iv) assisting the Corporation in connection with the preparation and finalization of the Preliminary Prospectus and the Final Prospectus (each as hereinafter defined) qualifying the Securities; (v) performing administrative work in connection with these matters; and (vi) all other services arising out of the agreement resulting from the Corporation's acceptance of this offer.

     To the extent the Canadian Underwriter's Option is exercised, the Corporation shall pay to the Lead Manager, on behalf of the Canadian Underwriters, a fee at the Over-Allotment Closing (as defined herein) equal to the Underwriting Fee for each Additional Unit sold under this Canadian Underwriting Agreement.

     The Canadian Underwriters and the Corporation acknowledge that Schedule A forms a part of this agreement.

     The Canadian Underwriters and the Corporation acknowledge that an offering of the Units is also being concurrently conducted in the United States by the U.S. Underwriters, who are affiliates of the Canadian Underwriters, under the terms of the U.S. Underwriting Agreement and the terms of the Inter-Dealer Agreement, as well as applicable U.S. Securities Laws.

     The following are the terms and conditions of the agreement between the Corporation and the Canadian Underwriters:

Section 1   Definitions and Interpretation

(1)  In this agreement:

     "business day" means any day other than a Saturday, Sunday or statutory or civic holiday in the Cities of Toronto, Ontario, and City of New York, New York;


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                                     -3-

     "Canadian Securities Laws" means, collectively, all applicable securities laws of each of the Qualifying Provinces and the respective rules and regulations under such laws together with applicable published policy statements, notices and orders of the securities regulatory authorities in the Qualifying Provinces;

     "Continuous Disclosure Materials" means all documents previously published or filed by the Corporation with the securities regulatory authority in each Province of Canada and the Exchanges.

     "Exchanges" means The Toronto Stock Exchange ("TSX") and the American Stock Exchange ("AMEX");

     "Inter-Dealer Agreement" means that certain inter-dealer agreement dated the date hereof between the Canadian Underwriters and the U.S. Underwriters;

     "Material Subsidiaries" means the entities set out in Schedule A in which the Corporation holds the types and percentages of securities or other ownership interests therein set forth;

     "MRRS Decision Document" means a decision document issued by the applicable Canadian securities regulatory authority pursuant to National Policy 43-201 and which evidences the receipt by the applicable Canadian securities regulatory authority of the Qualifying Provinces for the Preliminary Prospectus or the Final Prospectus, as the case may be.

     "Preliminary Prospectus" and "Final Prospectus" mean the Canadian preliminary short form prospectus and Canadian (final) short form prospectus dated the date hereof, respectively, including in each case any documents or information incorporated therein by reference, prepared by the Corporation and relating to the distribution of the Securities and the Offering;

     "Prospectus Amendment" means any amendment to any or all of the Preliminary Prospectus or the Final Prospectus required to be prepared and filed by the Corporation under applicable Canadian Securities Laws in connection with the Offering;

     "Stock Option Plans" means the stock option plans of the Corporation as constituted on the date hereof;

     "Time of Closing" shall have the meaning ascribed thereto in Section 10(1) hereof;

     "United States" means the United States of America, its territories and possessions, any state of the Untied States, the District of Columbia, and the areas subject to the jurisdiction of the United States of America;

     "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;


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                                     -4-

     "U.S. Registration Statement" means the registration statement on Form S-3 (File No.333-35857) filed with the United States Securities and Exchange Commission, with respect to certain securities of the Corporation, as amended, under the U.S. Securities Act, including the U.S. Shelf Prospectus and the exhibits and financial statements schedules thereto as amended on the date hereof;

     "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

     "U.S. Securities Laws" means the applicable blue sky or securities legislation in the United States, together with the U.S. Exchange Act and the U.S. Securities Act;

     "U.S. Shelf Prospectus" means the prospectus dated February 11, 1998 included in the U.S. Registration Statement;

     "U.S. Shelf Prospectus Supplement" means the U.S. Shelf Prospectus together with the preliminary prospectus supplement dated the date hereof relating to the offering of Units by the U.S. Underwriters in the United States;

     "U.S. Underwriting Agreement" means that certain underwriting agreement dated the date hereof between the U.S. Underwriters and the Corporation;

     "U.S. Underwriters" means BMO Nesbitt Burns Corp. and NBC International
     (USA), Inc. together, and "U.S. Underwriter" means any one of them; and

     "Warrant Indenture" means the warrant indenture to be entered into between the Corporation and Computershare Trust Company of Canada, as trustee, providing for the creation and issue of the Warrants.

(2) The division of this agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this agreement.

(3) Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

Section 2   Compliance with Securities Laws

(1) As of the date of this Canadian Underwriting Agreement, the Corporation will have prepared and filed the Preliminary Prospectus with the applicable Canadian securities regulatory authority in each of the Qualifying Provinces together with the required supporting documents, will have addressed the comments made by the such securities regulatory authorities, in respect of the Preliminary Prospectus and any amendment thereto, and shall have received an MRRS Decision Document in respect thereof. The Corporation covenants and agrees with the Canadian Underwriters that as soon as practicable, it will prepare (subject to review by the Canadian Underwriters) and file


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                                     -5-

     with the applicable Canadian securities regulatory authorities in each of the Qualifying Provinces, the Final Prospectus, together with the required supporting documents, and use its reasonable best efforts to obtain the MRRS Decision Document from such regulatory authorities in order to qualify the distribution of the securities.

Section 3   Due Diligence

(1) Prior to the Time of Closing, and, if applicable, prior to the filing of any Prospectus Amendment and prior to the filing of any Supplementary Material (as defined in paragraph 13(1)(a) hereof), including on any intervening weekends, the Corporation shall have allowed the Canadian Underwriters to participate fully in the preparation of such documents and shall have allowed the Canadian Underwriters to conduct all due diligence which the Canadian Underwriters may reasonably require to conduct in order to fulfil their obligations as underwriters and in order to enable the Canadian Underwriters responsibly to execute any certificate required to be executed by them, provided, however, that this
     Section 3 is not intended to operate as a condition of the Offering.

Section 4   Conditions of the Offering

     The Canadian Underwriters' obligations under this agreement are conditional upon and subject to:

(1) the Canadian Underwriters receiving at the Time of Closing favourable legal opinions to be delivered to the Canadian Underwriters by Fraser Milner Casgrain LLP, Canadian counsel to the Corporation, (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to counsel to the Corporation and counsel to the Canadian Underwriters as to the qualification of the Securities for sale to the public and as to other matters governed by the laws of jurisdictions in Canada other than the provinces in which they are qualified to practice and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers, public and exchange officials or of the auditors or transfer agent of the Corporation), to the effect set forth below:

     (a) the Corporation having been incorporated and existing under the laws of Canada;

     (b) the Corporation having the corporate capacity and power to own and lease its properties and assets and to conduct its business as described in the Final Prospectus and to execute and deliver this agreement and to carry out the transactions contemplated hereby;

     (c) the authorized share capital of the Corporation being as described in the Final Prospectus;

     (d) all necessary corporate action having been taken by the Corporation to authorize the execution and delivery of this Canadian Underwriting Agreement and the performance of its obligations hereunder and this agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and


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                                     -6-

          binding obligation of, and is enforceable against, the Corporation in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, contribution and waiver of contribution) and the execution and delivery by the Corporation of this agreement, the fulfilment of the terms hereof by the Corporation, and the issue, sale and delivery on the Closing Date of the Securities to the Canadian Underwriters as contemplated herein do not constitute or result in a breach of or a default under, and do not create a state of facts which, after notice or lapse of time or both, will constitute or result in a breach of, and will not conflict with, any of the terms, conditions or provisions of the articles or by-laws of the Corporation;

     (e) all necessary corporate action having been taken by the Corporation to authorize the execution and delivery of the Warrant Indenture and the performance of the its obligations thereunder has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of, and is enforceable against, the Corporation in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, contribution and waiver of contribution);

     (f) all documents required to be filed by the Corporation and all proceedings required to be taken by the Corporation under applicable Canadian Securities Laws having been filed and taken in order to qualify the distribution (or distribution to the public, as the case may be) of the Securities in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws thereof who have complied with the relevant provisions thereof;

     (g) all legal requirements will have been fulfilled by the Corporation under the applicable Canadian Securities Laws so that the issuance of the Common Shares on exercise of Warrants (the "Underlying Common Shares") will be exempt from the prospectus requirements of the applicable Canadian Securities Laws, and such Underlying Common Shares will not be subject to any statutory hold period, and no other documents will be required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under the applicable Canadian Securities Laws to permit the trading in the Qualifying Provinces of the Underlying Shares, through registrants registered under applicable Canadian Securities Laws or in circumstances in which there is an exemption from the registration requirements of such applicable laws, subject to usual exceptions;

     (h) the Securities and the Underlying Common Shares having been conditionally approved for listing on the TSX subject only to compliance with the documentary filing requirements of such exchange, and in the case of the listing of Warrants and Underlying Common Shares, subject also to meeting the requirement of the TSX that a minimum number of holders hold such Warrants;


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                                     -7-

     (i) the attributes and characteristics of the Securities being accurately summarized in all material respects under the heading "Details of the Offering") in the Final Prospectus;

     (j) the Common Shares and the Underlying Common Shares, when and if issued by the Corporation, having been validly issued by the Corporation and being fully-paid and non-assessable shares in the capital of the Corporation;

     (k) the Securities being at the Time of Closing eligible for investment in the statutes as set forth under the heading "Eligibility for Investment" in the Final Prospectus; and

     (l) as to certain Canadian federal income tax matters, as described in the Final Prospectus under the heading "Certain Canadian Federal Income Tax Considerations";

     acceptable in all reasonable respects to Canadian counsel to the Canadian Underwriters, Stikeman Elliott;

(2) at the Time of Closing, there having been no actual material adverse change (whether financial or otherwise) in the business, affairs, operations, assets, liabilities or financial condition of the Corporation on a consolidated basis since the date hereof;

(3) the U.S. Underwriting Agreement having been executed by the Corporation and the U.S. Underwriters, and none of the U.S. Underwriters shall have relied upon any rights of termination in the U.S. Underwriting agreement to terminate the offering of Securities in the United States; and

(4) the Canadian Underwriters receiving at the Time of Closing such further certificates, opinions of counsel and other documentation from the Corporation as may be contemplated herein or as the Canadian Underwriters or their counsel may reasonably require, provided, however, that the Canadian Underwriters or their counsel shall request any such certificate or document within a reasonable period prior to the Time of Closing that is sufficient for the Corporation to obtain and deliver such certificate or document, and in any event, at least 48 hours prior to the Time of Closing.

Section 5   Covenants of the Canadian Underwriters

(1)  The Canadian Underwriters:

     (a) shall offer the Securities for sale to the public, directly and through other investment dealers and brokers (the Canadian Underwriters, together with such other investment dealers and brokers, are referred to herein as the "Selling Firms"), only as permitted by and in compliance with all relevant laws and regulatory requirements of applicable Canadian Securities Laws, upon the terms and conditions set forth in the Final Prospectus and in the agreement resulting from the Corporation's acceptance of this offer and will require each Selling Firm to so agree;

     (b) shall not solicit offers to purchase or sell the Securities so as to require registration thereof or the filing of a prospectus or similar document with respect thereto under the laws of any jurisdiction other than the Qualifying Provinces, and will require each Selling Firm to agree with the Canadian Underwriters not to so solicit or sell. In this connection, the Canadian Underwriters agree that they will not offer or sell any of the Securities constituting a part of their allotment within the United States except, if applicable, through the U.S. Underwriters on the terms and conditions set forth in the U.S. Underwriting Agreement and the Inter-Dealer Agreement. For the purposes of this section 5(1)(b), the Canadian Underwriters shall be entitled to assume that the Securities are qualified for distribution in any Qualifying Province where a receipt or similar document for the Final Prospectus shall have been obtained from the applicable Canadian securities regulatory authority following the filing of the Final Prospectus;

     (c) agree that if they offer to sell or sell any Securities in jurisdictions other than the Qualifying Provinces, such offers and sales shall be effected in accordance and compliance with the applicable laws of such jurisdictions and shall be effected in such manner so as not to: (i) require registration of the Securities, or the filing of a prospectus or other document with respect thereto; or (ii) subject the Corporation to any continuous disclosure or similar reporting requirements under the laws of any jurisdiction outside the Provinces of Canada or the United States, except that offers and sales of the Securities in the United States will be made in compliance with the U.S. Underwriting Agreement, the Inter-Dealer Agreement, the U.S. Shelf Prospectus, the U.S. Shelf Prospectus Supplement and U.S. Securities Laws;

     (d) shall use all reasonable efforts to complete and to cause the other Selling Firms to complete the distribution of the Securities as soon as practicable;

     (e) shall notify the Corporation when, in their opinion, the Canadian Underwriters and the other Selling Firms have ceased distribution of the Securities and shall provide a breakdown of the number of Securities distributed in each of the Qualifying Provinces;

     (f) shall not make use of any "green sheet" or other marketing material in respect of the Securities without the prior approval of the Corporation and shall comply with any applicable laws with respect to the use of "green sheets" and other marketing material during the "waiting period", as defined under applicable Canadian Securities Laws.

(2) Notwithstanding the foregoing, no Canadian Underwriter shall be liable to the Corporation with respect to any other Canadian Underwriter under this section 5.

Section 6   Representations and Warranties of the Corporation

(1) The Corporation hereby represents and warrants to the Canadian Underwriters, intending that the same may be relied upon by the Canadian Underwriters that:


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                                     -9-

     (a) each of the Corporation and the Material Subsidiaries has been duly incorporated or amalgamated and organized and is validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry out its business as now conducted and as contemplated by the Final Prospectus and the documents incorporated by reference therein, and to own, lease and operate its properties and assets, and the Corporation has all requisite power and authority carry out its obligations under this agreement;

     (b) the only major operating subsidiaries of the company are listed in Schedule A;

     (c) the Corporation or one of its subsidiaries owns the issued and outstanding shares of each of the Material Subsidiaries as set out in Schedule A, in each case free and clear of any pledge, lien, security interest, charge, claim or encumbrance, other than the securities of Round Mountain Gold Corporation;

     (d) the Corporation is a reporting issuer in each of the Provinces of Canada and the Corporation is not in default of any of the requirements of the securities laws of such jurisdictions;

     (e) the Corporation's Common Shares are posted and listed for trading on the Exchanges and the Corporation is not in default of any of the listing requirements of the Exchanges, other than has been disclosed in the Final Prospectus or the Continuous Disclosure Materials;

     (f) other than has been disclosed in the Final Prospectus or the Continuous Disclosure Materials, and other than options under the Corporation's Stock Option Plans, there are no options, agreements or other rights outstanding to acquire any Common Shares of the Corporation;

     (g) as at the date hereof, the authorized share capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of preferred shares, of which 502,168,375 Common Shares and no preferred shares are issued and outstanding;

     (h) the Corporation and each of its Material Subsidiaries hold all licences and permits that are required for carrying on their business in the manner in which such business has been, and is, carried on, except where the failure to hold such a licence or permit could not reasonably be expected to have a material adverse effect (whether financial or otherwise) on the business, affairs, operations, assets, liabilities or financial condition of the Corporation on a consolidated basis (a "Material Adverse Effect");

     (i) the Corporation and each of its Material Subsidiaries have good and marketable title to all assets owned by them free and clear of all liens, charges and encumbrances that materially interfere with the use made or to be made thereof by them, save and except as specified in paragraph 6(1)(c) and as disclosed in the Final Prospectus and the Continuous Disclosure Materials;

     (j) all interests in natural resource properties of the Corporation or the Material Subsidiaries as set out in the Final Prospectus and the Continuous Disclosure Materials that are owned, leased or held by the Corporation or its Material Subsidiaries as owner or lessee thereof are so owned with good and marketable title or are so leased with good and valid title, are in good standing, are valid and enforceable, are free and clear of any liens, charges or encumbrances that materially interfere with the use made or to be made thereof by them and no royalty is payable in respect of any of them, except as set out in the Final Prospectus or the Continuous Disclosure Materials; no other property rights are necessary for the conduct of the Corporation's or the Material Subsidiaries business; and there are no material restrictions on the ability of the Corporation or the Material Subsidiaries to use, transfer or otherwise exploit any such property rights except as set out in the Final Prospectus or the Continuous Disclosure Materials or as required by applicable law;

     (k) (A) the Corporation and its Material Subsidiaries are in compliance in all material respects with all terms and provisions of all contracts, agreements, indentures, leases, instruments and licences in connection with the conduct of its business and (B), to the best of the Corporation's knowledge, all such contracts, agreements, indentures, leases, policies, instruments and licences are valid and binding in accordance with their terms and in full force and effect, except in each case with respect to clauses (A) and (B), as could not reasonably be expected to have a Material Adverse Effect;

     (l) except as disclosed in the Final Prospectus or the Continuous Disclosure Materials, and to the best knowledge of the Corporation, the Corporation and its subsidiaries are in compliance with all material environmental laws in the jurisdictions in which the such entities conducts its business;

     (m) except as disclosed in the Final Prospectus or the Continuous Disclosure Materials, the Corporation and each of its Material Subsidiaries maintain insurance against loss of, or damage to, their assets by all insurable risks on a replacement cost basis, and all of the policies in respect of such insurance coverage are in good standing in all respects and not in default except in each case as could not reasonably be expected to have a Material Adverse Effect;

     (n) the consolidated audited financial statements of the Corporation for its fiscal years ended December 31, 2000 and December 31, 2001 and the unaudited interim financial statements of the Corporation for the quarter ended March 31, 2002 (collectively the "Corporation's Financial Statements"), copies of which are incorporated by reference in the Preliminary Prospectus and Final Prospectus, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Corporation on a consolidated basis for the periods then ended and the Corporation's Financial Statements have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis;

     (o) this agreement has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of, and is enforceable against, the Corporation in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, the availability of equitable remedies and the qualification that rights to indemnity and waiver of contribution may be contrary to public policy);

     (p) the Corporation was and is eligible to use the POP System and at the respective times of filing, each of the Preliminary Prospectus and the Final Prospectus together with any Prospectus Amendment and any Supplementary Material have and will comply with the requirements of the applicable Canadian Securities Laws pursuant to which they have been filed, have and will provide full, true and plain disclosure of all material facts (as defined in the Securities Act (Ontario)) relating to the Corporation on a consolidated basis and to the Securities and will not contain any misrepresentation (as defined in the Securities Act (Ontario)), provided that the foregoing shall not apply with respect to statements contained in such documents relating solely to the Canadian Underwriters;

     (q) except as disclosed in the Final Prospectus or the Continuous Disclosure Materials, as of the date hereof, there has been no actual material adverse change in the business, affairs, operations, assets, liabilities or financial condition of the Corporation on a consolidated basis since March 31, 2002;

     (r) the directors and officers of the Corporation and their compensation arrangements with the Corporation, whether as directors, officers or employees of the Corporation are as disclosed in the Preliminary Prospectus and Final Prospectus or in the Continuous Disclosure Materials;

     (s) all of the material contracts and agreements of the Corporation and of its Material Subsidiaries not made in the ordinary course of business (collectively the "Material Contracts") have been disclosed in the Continuous Disclosure Materials;

     (t) all tax returns, reports, elections, remittances and payments of the Corporation and of its Material Subsidiaries required by law to have been filed or made in any applicable jurisdiction, have been filed or made (as the case may be), other than for taxes being contested in good faith, and, to the knowledge of the Corporation, are substantially true, complete and correct and all taxes of the Corporation and of its Material Subsidiaries (other than taxes being contested in good faith) have been paid or accrued in the Corporation's Financial Statements;

     (u) except as disclosed in the Final Prospectus or in the Continuous Disclosure Materials, there are no actions, suits, judgments, investigations or proceedings outstanding, pending or, to the best of its knowledge, threatened against or affecting the Corporation, its subsidiaries, or their respective directors, officers or promoters (in their capacity as such), at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever, except in each case as could not reasonably be expected to have a Material Adverse Effect;

     (v) all necessary corporate action has been taken or will have been taken prior to the Time of Closing (as defined below) by the Corporation so as to validly issue and sell the Securities to the Canadian Underwriters and upon receipt by the Corporation of the purchase price as consideration for the issue of the Securities, such Securities will be validly issued and outstanding as fully paid and non-assessable shares of the Corporation;

     (w) Computershare Trust Company of Canada, at its principal office in Toronto, has been duly appointed as the transfer agent and registrar for the Common Shares and the Warrants;

     (x) the forms of the certificates representing the Warrants have been duly approved by the Corporation and comply with the provisions of the laws of its jurisdiction of incorporation and the regulations of the TSX; and

     (y) the Preliminary Prospectus and Final Prospectus, including any and all amendments thereto, contains and will contain no untrue statement of a material fact and does not and will not omit to state a material fact that is required to be stated or that is necessary to make statements therein not misleading in light of the circumstances in which they are made.

(2) The representations and warranties of the Corporation contained in this Canadian Underwriting Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the completion of the transactions contemplated under this Canadian Underwriting Agreement and remain in full force and effect thereafter for the benefit of the Canadian Underwriters for a period ending on the expiry date of the Warrants.

Section 7   Representations and Warranties of the Canadian Underwriters

(1) The Canadian Underwriters hereby severally and not jointly represent and warrant that:

     (a) the Canadian Underwriter is, and will remain so, until the completion of the Offering, appropriately registered under applicable Canadian Securities Laws so as to permit it to lawfully fulfil its obligations hereunder and the Canadian Underwriter is, and will remain so, until the completion of the Offering, a member in good standing of the TSX; and

     (b) the Canadian Underwriter has good and sufficient right and authority to enter into this Canadian Underwriting Agreement and complete its transactions contemplated under this Canadian Underwriting Agreement on the terms and conditions set forth herein.

(2) The representations and warranties of each of the Canadian Underwriters contained in this Canadian Underwriting Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall not survive the completion of the transactions contemplated under this Canadian Underwriting Agreement but shall terminate on the completion of the Offering.

Section 8   Covenants of the Corporation

     The Corporation covenants with the Canadian Underwriters that:

     (a) the Corporation will comply with section 57 of the Securities Act (Ontario) and with the comparable provisions of the other relevant Canadian Securities Laws, and, after the date hereof and prior to the completion of the distribution of the Securities, the Corporation will promptly advise the Canadian Underwriters in writing of the full particulars of any material change, (as defined in the Securities Act (Ontario)), in the assets, liabilities, business or operations of the Corporation on a consolidated basis or of any change in any material fact (as defined in the Securities Act (Ontario)) contained or referred to in the Preliminary Prospectus, the Final Prospectus, or any Prospectus Amendment or Supplementary Material which is, or may be, of such a nature as to render any of them untrue, false or misleading in a material respect, result in a misrepresentation (as defined in the Securities Act (Ontario)), or result in any of such documents not complying with the laws of any jurisdiction in which the Securities are to be offered for sale. The Corporation will promptly prepare and file with the securities authorities in the Qualifying Provinces any amendment or supplement thereto which in the opinion of the Canadian Underwriters and the Corporation, each acting reasonably, may be necessary or advisable to correct such untrue or misleading statement or omission. The Corporation shall in good faith discuss with the Canadian Underwriters any change in circumstances which is of such a nature that there may be a reasonable doubt as to whether written notice need be given to the Canadian Underwriters under the provisions of this clause 8(a);

     (b) the Corporation will deliver to the Canadian Underwriters prior to the filing of the Final Prospectus, a copy of the Preliminary Prospectus and the Final Prospectus signed and certified as required by the applicable Canadian Securities Laws;

     (c) the Corporation will deliver without charge to the Canadian Underwriters, as soon as practicable, and in any event no later than May 15, 2002 in the case of the Final Prospectus, and thereafter from time to time during the distribution of the Securities, in such cities as the Canadian Underwriters shall notify the Corporation, as many commercial copies of each of the Preliminary Prospectus and the Final Prospectus, respectively, (and in the event of any Prospectus Amendment, such Prospectus Amendment) as the Canadian Underwriters may reasonably request for the purposes contemplated by the relevant securities laws and such delivery shall constitute consent by the Corporation to the use by the Canadian Underwriters and other investment dealers and brokers of such documents in connection with the Offering in all Qualifying Provinces, subject to the provisions of applicable Canadian Securities Laws. The Corporation shall similarly cause to be delivered commercial copies of the Supplementary Material in such quantities as the Canadian Underwriters may reasonably request.

     (d) the Corporation shall use its reasonable best efforts to arrange that the Securities shall be listed and posted for trading on the TSX and AMEX on the Closing Date, subject only to the documentary filing requirements of such exchange, and, in the case of the Warrants, subject also to meeting the requirements of the TSX and AMEX that minimum number of holders hold such Warrants;

     (e) it will not: (i) offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise lend, transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares; or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (other than the Securities other than in connection with the grant or exercise of options, issuances under the Corporation's existing Stock Option Plans or employee share purchase plan or any other existing rights of conversion or securities issued as consideration for an acquisition of assets or shares), for a period ending 90 days after the closing of the Offering without the prior written consent of the Lead Manager, such consent not to be unreasonably withheld;

Section 9   Additional Documents upon Filing of Final Prospectus

(1) The Canadian Underwriters' obligations under this agreement are conditional upon the receipt by the Canadian Underwriters concurrently with the filing of the Final Prospectus, and any amendment thereto, as is applicable:

     (a) a comfort letter dated the date of Final Prospectus from the auditors of the Corporation, addressed to the Canadian Underwriters, in form and substance reasonably satisfactory to the Canadian Underwriters, relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained in the Final Prospectus and matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus to a date not more than two business days prior to the date of such letter. Such letter shall further state that such auditors are independent with respect to the Corporation within the meaning of applicable Canadian Securities Laws, and that in their opinion the audited financial statements of the Corporation included in the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of applicable Canadian Securities Laws.

(2) Similar opinions and comfort letters shall be delivered to the Canadian Underwriters with respect to any Prospectus Amendment (provided, in the case of comfort letters, that the Prospectus Amendment contains any financial, accounting or other numerical data of a financial nature), or required by the terms of the U.S. Underwriting Agreement to be delivered to the U.S. Underwriters.

Section 10  Closing

(1) The Offering will be completed at the offices of Stikeman Elliott in Toronto at 8:00 a.m. (Toronto time) on May 17, 2002 (the "Time of Closing" and the "Closing Date", respectively) or at such other time and/or on such other date as the Canadian Underwriters and the Corporation may agree upon, but in any event no later than June 21, 2002.

(2) At the Time of Closing, subject to the terms and conditions contained in this agreement, the Corporation shall deliver to the Canadian Underwriters a certificate or certificates representing the Offered Securities against payment of the purchase price by certified cheque, bank draft or wire transfer dated the Closing Date payable to the Corporation. The Corporation will, at the Time of Closing and upon such payment of the purchase price to the Corporation, make payment in full of the Underwriting Fee.

(3) The Canadian Underwriters' obligations under this agreement are conditional upon and subject to the Corporation delivering a certificate signed on behalf of the Corporation by the Chief Executive Officer of the Corporation and the Chief Financial Officer of the Corporation, addressed to the Canadian Underwriters and dated the Closing Date, in a form satisfactory to the Canadian Underwriters' counsel, acting reasonably, certifying for and on behalf of the Corporation and not in their personal capacities that to the actual knowledge of the persons signing such certificate after having made due inquiry:

     (a) the Corporation has complied in all material respects with all covenants and satisfied all terms and conditions of this agreement on its part to be complied with and satisfied at or prior to the Time of Closing on the Closing Date;

     (b) no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Securities or any of the Corporation's issued securities has been issued and no proceeding for such purpose is pending or, to the knowledge of such officers, threatened;

     (c) the Corporation is a "reporting issuer" or its equivalent under the securities laws of each of the Qualifying Provinces and eligible to use the POP System and no material change relating to the Corporation on a consolidated basis has occurred since the date hereof with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis that remains subject to confidentiality; and

     (d) all of the representations and warranties made by the Corporation in this agreement are true and correct as of the Time of Closing with the same force and effect as if made at and as of the Time of Closing after giving effect to the transactions contemplated hereby.

(4) The Canadian Underwriters' obligations under this agreement are conditional upon and subject to the Corporation causing its auditors to deliver to the Canadian Underwriters a comfort letter, dated the Closing Date, in form and substance satisfactory to the

     Canadian Underwriters, acting reasonably, bringing forward to a date not more than two business days prior to the Closing Date the information contained in the comfort letter referred to in paragraph 10(1)(a).

Section 11  Closing of Canadian Underwriters' Option

(1) The purchase and sale of the Additional Units shall be completed at such time and place as the Canadian Underwriters and the Corporation may agree, but in no event shall such closing occur later than five (5) full business days after written notice to purchase Additional Units under the Canadian Underwriters' Option is given in the manner contemplated by the second paragraph of this Agreement (the "Over-Allotment Closing").

(2) At the Over-Allotment Closing, subject to the terms and conditions contained in this agreement, the Corporation shall deliver to the Canadian Underwriters a certificate or certificates representing the Additional Units against payment of the purchase price by certified cheque, bank draft or wire transfer dated the date of the Over-Allotment Closing payable to the Corporation. The Corporation will, at the time of the Over-Allotment Closing and upon such payment of the purchase price to the Corporation, make payment in full of the Underwriting Fee in respect of the Additional Units.

Section 12  Termination Rights

(1) All terms and conditions set out herein shall be construed as conditions and any breach or failure by the Corporation to comply with any such conditions in favour of the Canadian Underwriters shall entitle the Canadian Underwriters to terminate their obligation to purchase the Securities by written notice to that effect given to the Corporation prior to the Time of Closing on the Closing Date. The Corporation shall use its reasonable best efforts to cause all conditions in this agreement to be satisfied. It is understood that the Canadian Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Canadian Underwriters, any such waiver or extension must be in writing.

(2) In addition to any other remedies which may be available to the Canadian Underwriters, the Canadian Underwriters shall be entitled, at their option, to terminate and cancel, without any liability on the Canadian Underwriters' part, their obligations under this agreement to purchase the Securities, by giving written notice to the Corporation at any time at or prior to the Time of Closing on the Closing Date:

     (a) if there should occur any suspension or limitation of trading in securities generally on the TSX or AMEX, or if a general moratorium on commercial banking activities in Toronto or New York should be declared by the relevant authorities, or if, in relation to the Corporation, any inquiry, investigation or other proceeding (whether formal or informal) is commenced, threatened or announced or any order or ruling is issued by any officer of such exchange or market, or by the SEC, or any other regulatory authority in Canada or the United States, or if any law or regulation under or pursuant to any statute of Canada or of any province thereof or of the United States or any state or territory thereof is promulgated or changed which, in the reasonable opinion of the U.S. Underwriters (or any of them) operates to prevent or materially restrict trading the Common Shares or the distribution of the Securities or could reasonably be expected to have a material adverse effect on the market price of the Common Shares or the Securities;

     (b) if any inquiry, investigation or other proceeding is commenced or any other order is issued under or pursuant to any statute of Canada or any province thereof (other than an inquiry, investigation or other proceeding order based solely upon the activities or alleged activities of any Canadian Underwriter or Selling Firm) or the United States of America or any division thereof or there is any change of law or the interpretation or administration thereof by a securities regulator or other public authority, which in the reasonable opinion of the Canadian Underwriters, operates to prevent or materially restrict the trading in any Common Shares or the distribution of the Securities;

     (c) if there shall occur any actual material adverse change in the business, affairs, operations, assets, liabilities or financial condition of the Corporation on a consolidated basis which in the Canadian Underwriters' reasonable opinion would reasonably be expected to have a material adverse effect on the market price or value of any of the Securities or Common Shares; or

     (d) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limiting the generality of the foregoing, any military conflict, civil insurrection, or any terrorist action (whether or not in connection with such conflict or insurrection), which, in the Canadian Underwriters' reasonable opinion, materially adversely affects or involves, or will materially adversely affect or involve, the Canadian or United States financial markets and/or prevents or materially restricts the trading of the Common Shares or the distribution of the Securities.

(3) The Canadian Underwriters shall make reasonable best efforts to give notice to the Corporation (in writing or by other means) of the occurrence of any of the events referred to in clauses 12(2)(a), (b), or
     (c), provided that neither the giving nor the failure to give such notice shall in any way affect the entitlement of the Canadian Underwriters to exercise this right at any time prior to or at the Time of Closing.

(4) The rights of termination contained in this section may be exercised by the Canadian Underwriters and are in addition to any other rights or remedies the Canadian Underwriters may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this agreement.

(5) If the obligations of the Canadian Underwriters are terminated under this agreement pursuant to these termination rights, the Corporation's liabilities to the Canadian Underwriters shall be limited to the Corporation's obligations under Sections 13, 14 and 15.

Section 13  Indemnity

(1) The Corporation covenants and agrees to protect, indemnify, and save harmless, each of the Canadian Underwriters, and their respective directors, officers, employees and agents (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, reasonable costs or expenses caused or incurred by reason of:

     (a) any statement, other than a statement relating solely to the Canadian Underwriters, contained in the Preliminary Prospectus, the Final Prospectus, or in any Prospectus Amendment, or in any supplemental or additional or ancillary material, information, evidence, return, report, application, statement or document (collectively, the "Supplementary Material") that has been filed by or on behalf of the Corporation in connection with the Offering under the relevant securities laws of any of the Qualifying Provinces which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation (as such term is defined in the Securities Act (Ontario);

     (b) the omission or alleged omission to state in the Preliminary Prospectus, the Final Prospectus, any Prospectus Amendment or in any Supplementary Material or any certificate of the Corporation delivered hereunder or pursuant hereto any material fact (as defined in the Securities Act (Ontario)) (other than a material fact relating solely to the Canadian Underwriters) required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made;

     (c) any order made or inquiry, investigation or proceeding commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or omission in the Preliminary Prospectus, the Final Prospectus, or Prospectus Amendment, or any Supplementary Material, other than a statement relating solely to the Canadian Underwriters, which prevents or restricts the trading in any of the Common Shares or the distribution or distribution to the public, as the case may be, of any of the Securities in any of the Qualifying Provinces;

     (d) the Corporation not complying with any requirement of any applicable Canadian Securities Laws; or

     (e) any material breach of a representation or warranty of the Corporation contained herein or the failure of the Corporation to comply with any of its obligations hereunder, in all material respects.

(2) To the extent that any Indemnified Party is not a party to this agreement, the Canadian Underwriters shall obtain and hold the right and benefit of the above-noted indemnity in trust for and on behalf of such Indemnified Party.

(3) If any matter or thing contemplated by this section shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Corporation as soon as possible of the nature of such claim (provided that omission to so notify the Corporation will not relieve the Corporation of any liability which it may otherwise have to the Indemnified Party hereunder, except to the extent the Corporation is materially prejudiced by such omission) and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to such Indemnified Party and that no settlement may be made by the Corporation or such Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

(4) In any such claim, such Indemnified Party shall have the right to retain other legal counsel to act on such Indemnified Party's behalf, provided that the fees and disbursements of such other legal counsel shall be paid by such Indemnified Party, unless: (i) the Corporation and such Indemnified Party mutually agree to retain other legal counsel; or (ii) the representation of the Corporation and such Indemnified Party by the same legal counsel would be inappropriate due to actual or potential differing interests, in which event such fees and disbursements shall be paid by the Corporation to the extent that they have been reasonably incurred, provided that in no circumstances will the Corporation be required to pay the fees and expenses of more than one set of legal counsel for all Indemnified Parties.

(5) The rights of indemnity contained in this section shall not enure to the benefit of any Indemnified Party if the Canadian Underwriters were provided with a copy of any amendment or supplement to the Final Prospectus which corrects any untrue statement or omission or alleged omission which is the basis of a claim by a party against such Indemnified Party and which is required, under the applicable securities legislation or regulations, to be delivered to such party by the Canadian Underwriters or members of the Selling Firms.

Section 14  Contribution

     In the event that the indemnity provided for in section 13 is declared by a court of competent jurisdiction to be illegal or unenforceable as being contrary to public policy or for any other reason, the Canadian Underwriters and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities of the nature provided for above such that each Canadian Underwriter shall be responsible for that portion represented by the percentage that the portion of the Underwriting Fee payable by the Corporation to such Canadian Underwriter bears to the gross proceeds realized by the Corporation from the Offering, whether or not the Canadian Underwriters have been sued together or separately, and the Corporation shall be responsible for the balance, provided that, in no event, shall an Underwriter be responsible for any amount in excess of the portion of the Underwriting Fee actually received by such Canadian Underwriter. In the event that the Corporation may be held to be entitled to contribution from the Canadian Underwriters under the provisions of any statute or law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of: (a) the portion of the full amount of losses, claims, costs, damages, expenses, liabilities, giving rise to such contribution for which such Canadian Underwriter is responsible; and (b) the amount of the Underwriting Fee actually received by any Canadian Underwriter. Notwithstanding the foregoing, a person guilty of fraud, fraudulent misrepresentation or gross negligence shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have otherwise under this section, except to the extent that the party from whom contribution may be sought is materially prejudiced by such omission. The right to contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Canadian Underwriters may have by statute or otherwise by law.

Section 15  Expenses

     Whether or not the transactions provided for herein (including the Offering) are completed, the Corporation shall pay all costs, fees and expenses of or incidental to the performance of its obligations under this agreement including, without limitation: (i) the cost of qualifying the Securities, including the costs of the Corporation's professional advisors,
(ii) the cost of printing the Preliminary Prospectus, the Final Prospectus, any Prospectus Amendment and Supplementary Material and certificates for the Securities, and (iii) the fees and expenses of the Corporation's auditors, counsel and any local counsel (including U.S. counsel). Except as provided in this agreement, the fees and disbursements of any counsel to the Canadian Underwriters and out-of-pocket expenses of the Canadian Underwriters shall be borne by the Canadian Underwriters; provided that in the event that the sale and purchase of the Securities is not completed in accordance with the terms hereof (other than as a result of a breach by the Canadian Underwriters of any of its obligations hereunder or the exercise by the Canadian Underwriters of the termination rights contained herein), the Corporation shall assume and pay the out-of-pocket expenses of the Canadian Underwriters and the reasonable fees and disbursements of counsel to the Canadian Underwriters (including U.S. counsel).

Section 16  Liability of Canadian Underwriters

(1) The obligation of the Canadian Underwriters to purchase the Securities in connection with the Offering at the Time of Closing on the Closing Date shall be several and not joint or joint and several and shall be as to the following percentages of the Offered Securities to be purchased at that time:

     BMO Nesbitt Burns Inc.                  60%
     National Bank Financial Inc.            40%
                                            ----
                                            100%

(2) If one of the Canadian Underwriters fails to purchase its applicable percentages of the aggregate amount of the Offered Securities at the Closing Time, the other Canadian Underwriter shall have the right, but shall not be obligated, to purchase, all but not less than all, of the Offered Securities which would otherwise have been purchased by the Canadian Underwriter which failed to purchase. If, with respect to the Offered

     Securities, any non-defaulting Canadian Underwriter elects not to exercise such right so as to assume the entire obligation of the defaulting Underwriter or Canadian Underwriters (the Offered Securities in respect of which the defaulting Underwriter(s) fail to purchase and the non-defaulting Canadian Underwriters do not elect to purchase being hereinafter called the "Default Shares"), then the Corporation shall have the right to either (i) proceed with the sale of the Offered Securities (less the Default Shares) to the non-defaulting Canadian Underwriter or
     (ii) terminate its obligations hereunder without liability to the non-defaulting Canadian Underwriters except under sections 13, 14 and 15. Nothing in this paragraph shall oblige the Corporation to sell to any of the Canadian Underwriters less than all of the Offered Securities or shall relieve any of the Canadian Underwriters in default hereunder from liability to the Corporation.

(3) Notwithstanding the foregoing, the Canadian Underwriters shall have the right, but not the obligation, to sell to the U.S. Underwriters, any Offered Securities pursuant to the Inter-Dealer Agreement, and subject to the terms and conditions set out therein.

Section 17  Action by Canadian Underwriters

     All steps which must or may be taken by the Canadian Underwriters in connection with the agreement resulting from the Corporation's acceptance of this offer, with the exception of the matters relating to termination contemplated by section 12, may be taken by the Lead Manager on behalf of themselves and the other Canadian Underwriters and the acceptance of this offer by the Corporation shall constitute the Corporation's authority for accepting notification of any such steps from, and for delivering the definitive documents constituting the Securities to or to the order of the Lead Manager.

Section 18  Governing Law; Time of Essence

     This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and time shall be of the essence hereof.

Section 19  Survival of Warranties, Representations, Covenants and Agreements

     All warranties, representations, covenants and agreements of the Corporation and the Canadian Underwriters herein contained or contained in documents submitted or required to be submitted pursuant to this agreement shall survive the purchase by the Canadian Underwriters of the Securities and shall continue in full force and effect, regardless of the closing of the sale of the Securities and regardless of any investigation which may be carried on by the Canadian Underwriters, or on their behalf, for a period of three years following the Closing Date. Without limitation of the foregoing, the provisions contained in this agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely.

Section 20  Press Releases

     The Corporation shall provide the Canadian Underwriters and their counsel with a copy of all press releases to be issued by the Corporation concerning the Offering contemplated hereby prior to the issuance thereof, and shall give the Canadian Underwriters and their counsel a reasonable opportunity to provide comments on any press release.

Section 21  Notices

     All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or facsimile to such other party as follows:

     (a)  to the Corporation at:

          Suite 1210 Manulife Place
          10180 - 101 Street
          Edmonton, Alberta
          T5J 3S4

          Attention:      Lois Brodrick
          Facsimile No.:  (780) 424-7378


          with a copy to:

          Fraser Milner Casgrain LLP
          2900 Manulife Place
          10180 - 101 Street
          Edmonton, Alberta

          T5J 3V5

          Attention:      Michael Gluckman
          Facsimile No.:  (780) 423-7276

     (b)  to the Lead Manager at:

          BMO Nesbitt Burns Inc.
          1 First Canadian Place
          Toronto, Ontario
          M5X 1H3

          Attention:      Egizio Bianchini
          Facsimile No.:  (416) 359-4459

          and, in the case of the other Canadian Underwriters, as the Lead Manager may notify the Corporation;

          with a copy to:

          Stikeman Elliott
          5300 Commerce Court West
          199 Bay Street
          Toronto, Ontario
          M5L 1B9

          Attention:      Jay C. Kellerman
          Facsimile No.:  (416) 947-0866

or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if facsimile, on the next business day after such notice or other communication has been facsimile (with receipt confirmed).

Section 22  Counterpart Signature

     This agreement may be executed in one or more counterparts (including counterparts by facsimile) which, together, shall constitute an original copy hereof as of the date first noted above.

Section 23  Entire Agreement

     This agreement constitutes the entire agreement between the Canadian Underwriters and the Corporation relating to the subject matter hereof and supersede all prior agreements between the Canadian Underwriters and the Corporation.

        (The remainder of this page has been left blank intentionally)

Section 24  Acceptance

     If this offer accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate your acceptance by executing where indicated below and returning by facsimile one copy and returning by courier one originally executed copy to BMO Nesbitt Burns Inc. (Attention: Egizio Bianchini).

                                  Yours very truly,



                                  BMO NESBITT BURNS INC.

                                  By: /s/ John Manning
                                      --------------------------
                                      Authorized Signing Officer

                                  NATIONAL BANK FINANCIAL INC.

                                  By: /s/ William A. Washington
                                      --------------------------
                                      Authorized Signing Officer

     The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

     ACCEPTED at                as of this 9th day of May 2002.

                                  ECHO BAY MINES LTD.

                                  By: /s/ Tom S.Q. Yip
                                      --------------------------
                                      Authorized Signing Officer

                               SCHEDULE A

                         MATERIAL SUBSIDIARIES

      Name                         Type of Ownership               Percentage
      ----                         -----------------               ----------

Echo Bay Inc. (Delaware,                    Shares                    100%
 United States)

Echo Bay Finance Corporation                Shares                    100%
(Delaware, United States)

Echo Bay Exploration Inc.                   Shares                    100%
(Delaware, United States)

Round Mountain Gold Corporation             Shares                    100%
(Delaware, United States)

Corp. Air Inc. (Alberta, Canada)            Shares                    100%

Sunnyside Gold Corporation                  Shares                    100%
(Delaware, United States)

Echo Bay Minerals Company                   Shares                    100%
(Delaware, United States)

Echo Bay Resources Inc.                     Shares                    100%
(Delaware, United States)

Echo Bay Management Corporation             Shares                    100%
(Delaware, United States)